Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Ian Tanaka	Media Contact:	Tim Sakahara
	SVP, Treasury Manager		AVP, Corporate Communications Manager
	(808) 544-3646		(808) 544-5125
	ian.tanaka@cpb.bank		tim.sakahara@cpb.bank

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL REPORTS SECOND QUARTER EARNINGS OF $14.5 MILLION

•Net income of $14.5 million, or $0.53 per diluted share for the quarter.
•ROA of 0.78% and ROE of 12.12% for the quarter.
•Total loans of $5.52 billion decreased by $36.7 million in the second quarter.
•Total deposits of $6.81 billion increased by $58.8 million in the second quarter. Core deposits of $5.98 billion increased by $10.1 million, or 0.2% in the second quarter. 65% of total deposits are FDIC-insured or fully collateralized as of June 30, 2023.
•Solid liquidity position with $311.0 million in cash on balance sheet and $2.71 billion in total other liquidity sources, including available borrowing capacity and unpledged investment securities as of June 30, 2023.
•Ratio of total available sources of liquidity to uninsured and uncollateralized deposits was 128% as of June 30, 2023.
•Leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios improved to 8.7%, 11.8%, 13.9%, and 10.9%, respectively, in the second quarter, compared to 8.6%, 11.5%, 13.6%, and 10.6% in the first quarter.
•Board of Directors approved quarterly cash dividend of $0.26 per share.

HONOLULU, HI, July 26, 2023 – Central Pacific Financial Corp. (NYSE: CPF) (the "Company"), parent company of Central Pacific Bank (the "Bank" or "CPB"), today reported net income for the second quarter of 2023 of $14.5 million, or fully diluted earnings per share ("EPS") of $0.53, compared to net income of $16.2 million, or EPS of $0.60 in the previous quarter and net income of $17.6 million, or EPS of $0.64 in the year-ago quarter.

Pre-provision net revenue ("PPNR"), or net income excluding provision for credit losses and income taxes, totaled $23.3 million in the second quarter of 2023, compared to PPNR of $23.1 million in the previous quarter and $24.8 million in the year-ago quarter. Net income and PPNR in the year-ago quarter included an $8.5 million non-recurring gain on sale of Class B shares of Visa, partially offset by a $4.9 million non-recurring, non-cash settlement charge related to the termination and settlement of our defined benefit pension plan. Additional information on pre-provision net revenue is presented in Table 10.

"Central Pacific delivered solid results during the second quarter and further strengthened our balance sheet, liquidity and capital positions," said Arnold Martines, President and Chief Executive Officer. "We were successful in growing deposits by focusing on the needs of our long-time personal and business customers as well as attracting new relationships. We will continue our focus on building liquidity and ensuring strong credit quality while we navigate the current economic environment."

Central Pacific Financial Reports Second Quarter Earnings of $14.5 Million

Earnings Highlights
Net interest income for the second quarter of 2023 was $52.7 million, which decreased by $1.5 million, or 2.7% from the previous quarter, and decreased by $0.2 million, or 0.5% from the year-ago quarter. The sequential quarter decrease in net interest income is primarily due to increases in average balances and rates paid on interest-bearing deposits, which outpaced the increases in average loan balances and loan yields.

Net interest margin ("NIM") for the second quarter of 2023 was 2.96%, which decreased by 12 basis points ("bps") from the previous quarter and decreased by 9 bps from the year-ago quarter. The sequential quarter decrease in NIM is primarily due to higher rates paid on deposits, which outpaced the increase in loan yields. Additional information on average balances, interest income and expenses and yields and rates is presented in Tables 4 and 5.

In the second quarter of 2023, the Company recorded a provision for credit losses of $4.3 million, compared to a provision of $1.9 million in the previous quarter and a provision of $1.0 million in the year-ago quarter. The provision in the second quarter consisted of a provision for credit losses on loans of $4.1 million and a provision for credit losses on off-balance sheet credit exposures of $0.2 million.

Other operating income for the second quarter of 2023 totaled $10.4 million, compared to $11.0 million in the previous quarter and $17.1 million in the year-ago quarter. The decrease from the previous quarter was primarily due to lower income from fiduciary activities of $0.3 million and lower income recovered on nonaccrual loans previously charged-off of $0.2 million (included in other). Other operating income in the year-ago quarter included the aforementioned $8.5 million gain on the sale of Class B common stock of Visa. Additional information on other operating income is presented in Table 3.

Other operating expense for the second quarter of 2023 totaled $39.9 million, compared to $42.1 million in the previous quarter and $45.3 million in the year-ago quarter. The decrease in other operating expense was primarily due to lower salaries and employee benefits of $1.2 million and lower legal and professional services of $0.4 million. Other operating expense in the year-ago quarter included the aforementioned non-cash settlement charge of $4.9 million related to the termination and settlement of our defined benefit pension plan. Additional information on other operating expense is presented in Table 3.

The efficiency ratio for the second quarter of 2023 was 63.17%, compared to 64.58% in the previous quarter and 64.68% in the year-ago quarter.

The effective tax rate for the second quarter of 2023 was 23.6%, compared to 23.8% in the previous quarter and 26.0% in the year-ago quarter.

Balance Sheet Highlights
Total assets at June 30, 2023 of $7.57 billion increased by $46.3 million, or 0.6% from $7.52 billion at March 31, 2023, and increased by $268.4 million, or 3.7% from $7.30 billion at June 30, 2022. At June 30, 2023, the Company had $311.0 million in cash on its balance sheet and $2.71 billion in total other liquidity sources, including available borrowing capacity and unpledged investment securities. Total available sources of liquidity as a percentage of uninsured and uncollateralized deposits was 128%.

Total loans, net of deferred fees and costs, at June 30, 2023 of $5.52 billion decreased by $36.7 million from $5.56 billion at March 31, 2023, and increased by $219.1 million, or 4.1% from $5.30 billion at June 30, 2022. Average yields earned on loans during the second quarter of 2023 was 4.37%, compared to 4.26% in the previous quarter and 3.60% in the year-ago quarter. Loans by type and geographic distribution are summarized in Table 6.

Total deposits at June 30, 2023 of $6.81 billion increased by $58.8 million or 0.9% from $6.75 billion at March 31, 2023, and increased by $183.7 million, or 2.8% from $6.62 billion at June 30, 2022. Core deposits, which include demand deposits, savings and money market deposits and time deposits up to $250,000, totaled $5.98 billion at June 30, 2023, and increased by $10.1 million, or 0.2% from $5.97 billion at March 31, 2023. Average rates paid on total deposits during the second quarter of 2023 was 0.84%, compared to 0.60% in the previous quarter and 0.06% in the year-ago quarter. At June 30, 2023, approximately 65% of the Company's total deposits were FDIC-insured or fully collateralized. Core deposit and total deposit balances are summarized in Table 7.

Asset Quality
Nonperforming assets at June 30, 2023 totaled $11.1 million, or 0.15% of total assets, compared to $5.3 million, or 0.07% of total assets at March 31, 2023 and $5.0 million, or 0.07% of total assets at June 30, 2022. The increase in nonperforming assets from the

Central Pacific Financial Reports Second Quarter Earnings of $14.5 Million

previous quarter is primarily attributable to the addition of two Hawaii construction loans to a single borrower totaling $4.9 million. In mid-July 2023, the loans were paid-off in full.

Additional information on nonperforming assets, past due and restructured loans is presented in Table 8.

Net charge-offs in the second quarter of 2023 totaled $3.4 million, compared to net charge-offs of $2.3 million in the previous quarter, and net charge-offs of $1.0 million in the year-ago quarter. Annualized net charge-offs as a percentage of average loans was 0.24%, 0.16% and 0.08% during the three months ended June 30, 2023, March 31, 2023 and June 30, 2022, respectively.

The allowance for credit losses, as a percentage of total loans at June 30, 2023 was 1.16%, compared to 1.14% at March 31, 2023, and 1.23% at June 30, 2022. Additional information on net charge-offs and recoveries and the allowance for credit losses is presented in Table 9.

Capital
Total shareholders' equity was $476.3 million at June 30, 2023, compared to $470.9 million and $455.1 million at March 31, 2023 and June 30, 2022, respectively.

During the second quarter of 2023, the Company repurchased 23,750 shares of common stock, at a total cost of $0.4 million, or an average cost per share of $14.92. During the six months ended June 30, 2023, the Company repurchased 125,510 shares of common stock, at a total cost of $2.6 million, or an average cost per share of $20.39. As of June 30, 2023, $23.5 million remained available for repurchase under the Company's share repurchase program.

At June 30, 2023, the Company's leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 8.7%, 11.8%, 13.9%, and 10.9%, respectively, compared to 8.6%, 11.5%, 13.6%, and 10.6%, respectively, at March 31, 2023.

On July 25, 2023, the Company's Board of Directors declared a quarterly cash dividend of $0.26 per share on its outstanding common shares. The dividend will be payable on September 15, 2023 to shareholders of record at the close of business on August 31, 2023.

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.cpb.bank. Alternatively, investors may participate in the live call by dialing 1-888-510-2553 (access code: 9816541). A playback of the call will be available through August 26, 2023 by dialing 1-800-770-2030 (access code: 9816541) and on the Company's website. Information which may be discussed in the conference call is provided in an earnings supplement presentation on the Company's website at http://ir.cpb.bank.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $7.57 billion in assets as of June 30, 2023. Central Pacific Bank, its primary subsidiary, operates 27 branches and 57 ATMs in the state of Hawaii. For additional information, please visit the Company's website at http://www.cpb.bank.

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Central Pacific Financial Reports Second Quarter Earnings of $14.5 Million

Forward-Looking Statements ("FLS")
This document may contain FLS concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, the payment or nonpayment of dividends, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. (the "Company") or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; statements of future economic performance including anticipated performance results from our business initiatives; or any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believes," "plans," "anticipates," "expects," "intends," "forecasts," "hopes," "targeting," "continue," "remain," "will," "should," "estimates," "may" and other similar expressions are intended to identify FLS but are not the exclusive means of identifying such statements.

While we believe that our FLS and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons, including, but not limited to: the effects of inflation and rising interest rates; the adverse effects of recent bank failures and the potential impact of such developments on customer confidence, deposit behavior, liquidity and regulatory responses thereto; the adverse effects of the COVID-19 pandemic virus (and ongoing pandemic variants) on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees; supply chain disruptions; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; our ability to achieve the objectives of our RISE2020 initiative; our ability to successfully implement and achieve the objectives of our Banking-as-a-Service ("BaaS") initiatives, including adoption of the initiatives by customers and risks faced by any of our bank collaborations including reputational and regulatory risk; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, earthquakes and pandemic viruses and diseases) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau (the "CFPB"), government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings and lawsuits we are or may become subject to, or regulatory or other governmental inquiries and proceedings and the resolution thereof, the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulations or regulatory orders or actions we are or may become subject to; ability to successfully implement our initiatives to lower our efficiency ratio; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB" or the "Federal Reserve"); securities market and monetary fluctuations, including the replacement of the London Interbank Offered Rate ("LIBOR") Index and the impact on our loans and debt which are tied to that index and uncertainties regarding potential alternative reference rates, including the Secured Overnight Financing Rate ("SOFR"); negative trends in our market capitalization and adverse changes in the price of the Company's common stock; political instability; acts of war or terrorism; changes in consumer spending, borrowings and savings habits; cybersecurity and data privacy breaches and the consequence therefrom; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; the ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board ("PCAOB"), the Financial Accounting Standards Board ("FASB") and other accounting standard setters and the cost and resources required to implement such changes; our ability to attract and retain key personnel; changes in our personnel, organization, compensation and benefit plans; and our success at managing the risks involved in the foregoing items.

For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the FLS, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the FLS contained in this document. FLS speak only as of the date on which such statements are made. We undertake no obligation to update any FLS to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Six Months Ended
(Dollars in thousands,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,
except for per share amounts)	2023	2023	2022	2022	2022	2023	2022
CONDENSED INCOME STATEMENT
Net interest income	$52,734	$54,196	$56,285	$55,365	$52,978	$106,930	$103,913
Provision (credit) for credit losses	4,319	1,852	571	362	989	6,171	(2,206)
Total other operating income	10,435	11,009	11,601	9,629	17,138	21,444	26,689
Total other operating expense	39,903	42,107	40,434	41,998	45,349	82,010	83,554
Income tax expense	4,472	5,059	6,700	5,919	6,184	9,531	12,222
Net income	14,475	16,187	20,181	16,715	17,594	30,662	37,032
Basic earnings per share	$0.54	$0.60	$0.74	$0.61	$0.64	$1.14	$1.34
Diluted earnings per share	0.53	0.60	0.74	0.61	0.64	1.13	1.33
Dividends declared per share	0.26	0.26	0.26	0.26	0.26	0.52	0.52

PERFORMANCE RATIOS
Return on average assets (ROA) [1]	0.78%	0.87%	1.09%	0.91%	0.96%	0.82%	1.01%
Return on average shareholders’ equity (ROE) [1]	12.12	13.97	18.30	14.49	14.93	13.03	14.67
Average shareholders’ equity to average assets	6.40	6.23	5.97	6.30	6.45	6.31	6.89
Efficiency ratio [2]	63.17	64.58	59.56	64.62	64.68	63.88	63.98
Net interest margin (NIM) [1]	2.96	3.08	3.17	3.17	3.05	3.02	3.01
Dividend payout ratio [3]	49.06	43.33	35.14	42.62	40.63	46.02	39.10

SELECTED AVERAGE BALANCES
Average loans, including loans held for sale	$5,543,398	$5,525,988	$5,498,800	$5,355,088	$5,221,300	$5,534,741	$5,168,076
Average interest-earning assets	7,155,606	7,112,377	7,103,841	6,991,773	6,982,556	7,134,111	6,957,918
Average assets	7,463,629	7,443,767	7,389,712	7,320,751	7,309,939	7,453,753	7,325,042
Average deposits	6,674,650	6,655,660	6,673,922	6,535,321	6,626,462	6,665,208	6,603,467
Average interest-bearing liabilities	4,908,120	4,820,660	4,708,045	4,538,893	4,442,172	4,864,633	4,435,678
Average shareholders’ equity	477,711	463,556	441,084	461,328	471,420	470,673	504,825

[1] ROA and ROE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).
[2] Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).
[3] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2023	2023	2022	2022	2022
REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio	8.7%	8.6%	8.5%	8.7%	8.6%
Tier 1 risk-based capital ratio	11.8	11.5	11.3	11.5	11.6
Total risk-based capital ratio	13.9	13.6	13.5	13.7	13.9
Common equity tier 1 capital ratio	10.9	10.6	10.5	10.6	10.7
Central Pacific Bank
Leverage capital ratio	9.1	9.0	9.0	9.1	9.0
Tier 1 risk-based capital ratio	12.3	12.0	11.9	12.2	12.2
Total risk-based capital ratio	13.5	13.2	13.1	13.4	13.5
Common equity tier 1 capital ratio	12.3	12.0	11.9	12.2	12.2

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(dollars in thousands, except for per share amounts)	2023	2023	2022	2022	2022
BALANCE SHEET
Total loans, net of deferred fees and costs	$5,520,683	$5,557,397	$5,555,466	$5,422,212	$5,301,633
Total assets	7,567,592	7,521,247	7,432,763	7,337,631	7,299,178
Total deposits	6,805,737	6,746,968	6,736,223	6,556,434	6,622,061
Long-term debt	155,981	155,920	105,859	105,799	105,738
Total shareholders’ equity	476,279	470,926	452,871	438,468	455,100
Total shareholders’ equity to total assets	6.29%	6.26%	6.09%	5.98%	6.23%

ASSET QUALITY
Allowance for credit losses (ACL)	$63,849	$63,099	$63,738	$64,382	$65,211
Nonaccrual loans	11,061	5,313	5,251	4,220	4,983
Non-performing assets (NPA)	11,061	5,313	5,251	4,220	4,983
ACL to total loans	1.16%	1.14%	1.15%	1.19%	1.23%
ACL to nonaccrual loans	577.24%	1,187.63%	1,213.83%	1,525.64%	1,308.67%
NPA to total assets	0.15%	0.07%	0.07%	0.06%	0.07%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$17.61	$17.44	$16.76	$16.08	$16.57
Closing market price per common share	15.71	17.90	20.28	20.69	21.45

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 2

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands, except share data)	2023	2023	2022	2022	2022
ASSETS
Cash and due from financial institutions	$129,071	$108,535	$97,150	$116,365	$108,389
Interest-bearing deposits in other financial institutions	181,913	90,247	14,894	22,332	22,741
Investment securities:
Available-for-sale debt securities, at fair value	664,071	687,188	671,794	686,681	787,373
Held-to-maturity debt securities, at amortized cost; fair value of: $581,222 at June 30, 2023, $599,300 at March 31, 2023, $596,780 at December 31, 2022, $590,880 at September 30, 2022, and $635,565 at June 30, 2022	649,946	658,596	664,883	662,827	663,365
Total investment securities	1,314,017	1,345,784	1,336,677	1,349,508	1,450,738
Loans held for sale, at fair value	2,593	—	1,105	1,701	535
Loans, net of deferred fees and costs	5,520,683	5,557,397	5,555,466	5,422,212	5,301,633
Less: allowance for credit losses	63,849	63,099	63,738	64,382	65,211
Loans, net of allowance for credit losses	5,456,834	5,494,298	5,491,728	5,357,830	5,236,422
Premises and equipment, net	96,479	93,761	91,634	89,979	88,664
Accrued interest receivable	20,463	20,473	20,345	18,134	17,146
Investment in unconsolidated entities	45,218	45,953	46,641	36,769	37,341
Mortgage servicing rights	8,843	8,943	9,074	9,216	9,369
Bank-owned life insurance	168,136	168,244	167,967	167,761	167,202
Federal Home Loan Bank ("FHLB") stock	10,960	11,960	9,146	13,546	8,943
Right-of-use lease asset	33,247	34,237	34,985	35,978	36,978
Other assets	99,818	98,812	111,417	118,512	114,710
Total assets	$7,567,592	$7,521,247	$7,432,763	$7,337,631	$7,299,178
LIABILITIES
Deposits:
Noninterest-bearing demand	$2,009,387	$2,028,087	$2,092,823	$2,138,083	$2,282,967
Interest-bearing demand	1,359,978	1,386,913	1,453,167	1,441,302	1,444,566
Savings and money market	2,184,652	2,184,675	2,199,028	2,194,991	2,214,146
Time	1,251,720	1,147,293	991,205	782,058	680,382
Total deposits	6,805,737	6,746,968	6,736,223	6,556,434	6,622,061
FHLB advances and other short-term borrowings	—	25,000	5,000	115,000	—
Long-term debt, net of unamortized debt issuance costs of: $566 at June 30, 2023, $627 at March 31, 2023, $688 at December 31, 2022, $748 at September 30, 2022 and $809 at June 30, 2022	155,981	155,920	105,859	105,799	105,738
Lease liability	34,111	35,076	35,889	36,941	38,037
Other liabilities	95,484	87,357	96,921	84,989	78,242
Total liabilities	7,091,313	7,050,321	6,979,892	6,899,163	6,844,078
EQUITY
Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding: none at June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022, and June 30, 2022	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 27,045,792 at June 30, 2023, 27,005,545 at March 31, 2023, 27,025,070 at December 31, 2022, 27,262,879 at September 30, 2022, and 27,463,562 at June 30, 2022	405,511	405,866	408,071	412,994	417,862
Additional paid-in capital	101,997	101,188	101,346	100,426	98,977
Retained earnings	104,046	96,600	87,438	74,301	64,693
Accumulated other comprehensive loss	(135,275)	(132,728)	(143,984)	(149,253)	(126,432)
Total shareholders' equity	476,279	470,926	452,871	438,468	455,100
Non-controlling interest	—	—	—	—	—
Total equity	476,279	470,926	452,871	438,468	455,100
Total liabilities and equity	$7,567,592	$7,521,247	$7,432,763	$7,337,631	$7,299,178

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 3

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,
(Dollars in thousands, except per share data)	2023	2023	2022	2022	2022	2023	2022
Interest income:
Interest and fees on loans	$60,455	$58,269	$56,682	$51,686	$46,963	$118,724	$91,912
Interest and dividends on investment securities:
Taxable investment securities	7,145	7,336	7,104	6,933	7,035	14,481	14,004
Tax-exempt investment securities	727	790	776	805	807	1,517	1,623
Dividends on investment securities	—	—	—	—	—	—	21
Interest on deposits in other financial institutions	877	277	370	107	191	1,154	263
Dividend income on FHLB stock	120	136	105	138	68	256	127
Total interest income	69,324	66,808	65,037	59,669	55,064	136,132	107,950
Interest expense:
Interest on deposits:
Demand	411	363	333	217	144	774	256
Savings and money market	4,670	3,386	2,488	1,054	317	8,056	646
Time	8,932	6,264	4,063	1,092	490	15,196	959
Interest on short-term borrowings	378	761	393	660	2	1,139	2
Interest on long-term debt	2,199	1,838	1,475	1,281	1,133	4,037	2,174
Total interest expense	16,590	12,612	8,752	4,304	2,086	29,202	4,037
Net interest income	52,734	54,196	56,285	55,365	52,978	106,930	103,913
Provision (credit) for credit losses	4,319	1,852	571	362	989	6,171	(2,206)
Net interest income after provision (credit) for credit losses	48,415	52,344	55,714	55,003	51,989	100,759	106,119
Other operating income:
Mortgage banking income	690	526	667	831	1,140	1,216	2,312
Service charges on deposit accounts	2,137	2,111	2,172	2,138	2,026	4,248	3,887
Other service charges and fees	4,994	4,985	4,972	4,955	4,610	9,979	9,098
Income from fiduciary activities	1,068	1,321	1,058	1,165	1,188	2,389	2,342
Net gain on sales of investment securities	—	—	—	—	8,506	—	8,506
Income from bank-owned life insurance	1,185	1,291	2,187	167	(1,028)	2,476	(489)
Other	361	775	545	373	696	1,136	1,033
Total other operating income	10,435	11,009	11,601	9,629	17,138	21,444	26,689
Other operating expense:
Salaries and employee benefits	20,848	22,023	22,692	22,778	22,369	42,871	43,311
Net occupancy	4,310	4,474	3,998	4,743	4,448	8,784	8,222
Equipment	932	946	996	1,085	1,075	1,878	2,157
Communication	791	778	696	712	744	1,569	1,550
Legal and professional services	2,469	2,886	2,677	2,573	2,916	5,355	5,542
Computer software	4,621	4,606	3,996	4,138	3,624	9,227	6,706
Advertising	942	933	701	1,150	1,150	1,875	2,300
Other	4,990	5,461	4,678	4,819	9,023	10,451	13,766
Total other operating expense	39,903	42,107	40,434	41,998	45,349	82,010	83,554
Income before income taxes	18,947	21,246	26,881	22,634	23,778	40,193	49,254
Income tax expense	4,472	5,059	6,700	5,919	6,184	9,531	12,222
Net income	$14,475	$16,187	$20,181	$16,715	$17,594	$30,662	$37,032
Per common share data:
Basic earnings per share	$0.54	$0.60	$0.74	$0.61	$0.64	$1.14	$1.34
Diluted earnings per share	0.53	0.60	0.74	0.61	0.64	1.13	1.33
Cash dividends declared	0.26	0.26	0.26	0.26	0.26	0.52	0.52
Basic weighted average shares outstanding	27,024,043	26,999,138	27,134,970	27,356,614	27,516,284	27,011,659	27,553,629
Diluted weighted average shares outstanding	27,071,478	27,122,012	27,303,249	27,501,212	27,676,619	27,090,258	27,759,187

Note: Certain amounts in the prior period financial statements have been reclassified to conform to the presentation of the current period.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 4

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2023			March 31, 2023			June 30, 2022
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$69,189	5.08%	$877	$24,957	4.51%	$277	$106,083	0.72%	$191
Investment securities, excluding valuation allowance:
Taxable	1,379,319	2.07	7,145	1,395,985	2.10	7,336	1,487,129	1.89	7,034
Tax-exempt [1]	151,979	2.42	920	153,067	2.61	1,000	159,087	2.57	1,023
Total investment securities	1,531,298	2.11	8,065	1,549,052	2.15	8,336	1,646,216	1.96	8,057
Loans, including loans held for sale	5,543,398	4.37	60,455	5,525,988	4.26	58,269	5,221,300	3.60	46,963
Federal Home Loan Bank stock	11,721	4.10	120	12,380	4.40	136	8,957	3.02	68
Total interest-earning assets	7,155,606	3.89	69,517	7,112,377	3.80	67,018	6,982,556	3.17	55,279
Noninterest-earning assets	308,023			331,390			327,383
Total assets	$7,463,629			$7,443,767			$7,309,939

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,367,878	0.12%	$411	$1,415,155	0.10%	$363	$1,435,088	0.04%	$144
Savings and money market deposits	2,172,680	0.86	4,670	2,182,942	0.63	3,386	2,204,934	0.06	317
Time deposits up to $250,000	390,961	2.98	2,907	341,396	2.22	1,870	217,605	0.27	148
Time deposits over $250,000	790,864	3.06	6,025	689,432	2.58	4,394	478,483	0.29	342
Total interest-bearing deposits	4,722,383	1.19	14,013	4,628,925	0.88	10,013	4,336,110	0.09	951
Federal Home Loan Bank advances and other short-term borrowings	29,791	5.09	378	64,462	4.79	761	363	1.84	2
Long-term debt	155,946	5.65	2,199	127,273	5.86	1,838	105,699	4.30	1,133
Total interest-bearing liabilities	4,908,120	1.36	16,590	4,820,660	1.06	12,612	4,442,172	0.19	2,086
Noninterest-bearing deposits	1,952,267			2,026,735			2,290,352
Other liabilities	125,531			132,816			105,979
Total liabilities	6,985,918			6,980,211			6,838,503
Shareholders’ equity	477,711			463,556			471,420
Non-controlling interest	—			—			16
Total equity	477,711			463,556			471,436
Total liabilities and equity	$7,463,629			$7,443,767			$7,309,939

Net interest income			$52,927			$54,406			$53,193

Interest rate spread		2.53%			2.74%			2.98%

Net interest margin		2.96%			3.08%			3.05%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 5

	Six Months Ended			Six Months Ended
	June 30, 2023			June 30, 2022
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$47,195	4.93%	$1,154	$131,829	0.40%	$263
Investment securities, excluding valuation allowance:
Taxable	1,387,606	2.09	14,481	1,488,327	1.88	14,024
Tax-exempt [1]	152,520	2.52	1,920	161,208	2.55	2,056
Total investment securities	1,540,126	2.13	16,401	1,649,535	1.95	16,080
Loans, including loans held for sale	5,534,741	4.32	118,724	5,168,076	3.58	91,912
Federal Home Loan Bank stock	12,049	4.26	256	8,479	3.00	127
Total interest-earning assets	7,134,111	3.85	136,535	6,957,919	3.13	108,382
Noninterest-earning assets	319,642			367,124
Total assets	$7,453,753			$7,325,043

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,391,386	0.11%	$774	$1,430,222	0.04%	$256
Savings and money market deposits	2,177,783	0.75	8,056	2,208,659	0.06	646
Time deposits up to $250,000	366,316	2.63	4,776	220,617	0.28	303
Time deposits over $250,000	740,428	2.84	10,420	470,330	0.28	656
Total interest-bearing deposits	4,675,913	1.04	24,026	4,329,828	0.09	1,861
Federal Home Loan Bank advances and other short-term borrowings	47,031	4.88	1,139	182	1.84	2
Long-term debt	141,689	5.75	4,037	105,668	4.15	2,174
Total interest-bearing liabilities	4,864,633	1.21	29,202	4,435,678	0.18	4,037
Noninterest-bearing deposits	1,989,295			2,273,639
Other liabilities	129,152			110,868
Total liabilities	6,983,080			6,820,185
Shareholders’ equity	470,673			504,825
Non-controlling interest	—			32
Total equity	470,673			504,857
Total liabilities and equity	$7,453,753			$7,325,042

Net interest income			$107,333			$104,345

Interest rate spread		2.64%			2.95%

Net interest margin		3.02%			3.01%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans by Geographic Distribution
(Unaudited)	TABLE 6

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands)	2023	2023	2022	2022	2022
HAWAII:
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$1,565	$1,821	$2,555	$5,208	$19,469
Other	373,036	375,158	383,665	358,805	367,676
Real estate:
Construction	168,012	154,303	150,208	138,724	134,103
Residential mortgage	1,942,906	1,941,230	1,940,999	1,923,068	1,890,783
Home equity	750,760	743,908	739,380	719,399	698,209
Commercial mortgage	1,037,826	1,030,086	1,029,708	1,002,874	994,405
Consumer	327,790	342,922	346,789	347,388	341,213
Total loans, net of deferred fees and costs	4,601,895	4,589,428	4,593,304	4,495,466	4,445,858
Allowance for credit losses	(44,828)	(44,062)	(45,169)	(47,814)	(51,374)
Loans, net of allowance for credit losses	$4,557,067	$4,545,366	$4,548,135	$4,447,652	$4,394,484

U.S. MAINLAND: [1]
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$—	$—	$—	$—	$712
Other	170,557	179,906	160,282	158,474	156,567
Real estate:
Construction	32,807	27,171	16,515	12,872	10,935
Commercial mortgage	329,736	331,546	333,367	332,872	309,230
Consumer	385,688	429,346	451,998	422,528	378,331
Total loans, net of deferred fees and costs	918,788	967,969	962,162	926,746	855,775
Allowance for credit losses	(19,021)	(19,037)	(18,569)	(16,568)	(13,837)
Loans, net of allowance for credit losses	$899,767	$948,932	$943,593	$910,178	$841,938

TOTAL:
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$1,565	$1,821	$2,555	$5,208	$20,181
Other	543,593	555,064	543,947	517,279	524,243
Real estate:
Construction	200,819	181,474	166,723	151,596	145,038
Residential mortgage	1,942,906	1,941,230	1,940,999	1,923,068	1,890,783
Home equity	750,760	743,908	739,380	719,399	698,209
Commercial mortgage	1,367,562	1,361,632	1,363,075	1,335,746	1,303,635
Consumer	713,478	772,268	798,787	769,916	719,544
Total loans, net of deferred fees and costs	5,520,683	5,557,397	5,555,466	5,422,212	5,301,633
Allowance for credit losses	(63,849)	(63,099)	(63,738)	(64,382)	(65,211)
Loans, net of allowance for credit losses	$5,456,834	$5,494,298	$5,491,728	$5,357,830	$5,236,422

[1] U.S. Mainland includes territories of the United States.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 7

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands)	2023	2023	2022	2022	2022
Noninterest-bearing demand deposits	$2,009,387	$2,028,087	$2,092,823	$2,138,083	$2,282,967
Interest-bearing demand deposits	1,359,978	1,386,913	1,453,167	1,441,302	1,444,566
Savings and money market deposits	2,184,652	2,184,675	2,199,028	2,194,991	2,214,146
Time deposits less than $100,000	221,366	188,289	181,547	153,238	129,103
Other time deposits $100,000 to $250,000	206,498	183,861	148,601	108,723	84,840
Core deposits	5,981,881	5,971,825	6,075,166	6,036,337	6,155,622

Government time deposits	383,426	360,501	290,057	195,057	165,000
Other time deposits greater than $250,000	440,430	414,642	371,000	325,040	301,439
Total time deposits greater than $250,000	823,856	775,143	661,057	520,097	466,439
Total deposits	$6,805,737	$6,746,968	$6,736,223	$6,556,434	$6,622,061

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 8

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands)	2023	2023	2022	2022	2022
Nonaccrual loans:
Commercial, financial and agricultural - Other	$319	$264	$297	$277	$333
Real estate:
Construction	4,851	—	—	—	—
Residential mortgage	4,385	3,445	3,808	2,771	3,490
Home equity	797	712	570	584	592
Commercial mortgage	77	77	—	—	—
Consumer	632	815	576	588	568
Total nonaccrual loans	11,061	5,313	5,251	4,220	4,983
Other real estate owned ("OREO"):
Real estate:
Residential mortgage	—	—	—	—	—
Total OREO	—	—	—	—	—
Total nonperforming assets ("NPAs")	11,061	5,313	5,251	4,220	4,983
Loans delinquent for 90 days or more still accruing interest:
Commercial, financial and agricultural:
SBA PPP	—	—	13	—	—
Other	—	—	26	669	309
Real estate:
Residential mortgage	959	—	559	503	—
Home equity	133	—	—	—	—
Consumer	2,207	1,908	1,240	623	842
Total loans delinquent for 90 days or more still accruing interest	3,299	1,908	1,838	1,795	1,151
Restructured loans still accruing interest:
Real estate:
Residential mortgage	1,339	1,376	1,845	2,030	2,006
Commercial mortgage	805	846	886	925	965
Consumer	47	54	62	69	76
Total restructured loans still accruing interest	2,191	2,276	2,793	3,024	3,047
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest	$16,551	$9,497	$9,882	$9,039	$9,181

Total nonaccrual loans as a percentage of total loans	0.20%	0.10%	0.09%	0.08%	0.09%
Total NPAs as a percentage of total loans and OREO	0.20%	0.10%	0.09%	0.08%	0.09%
Total NPAs and loans delinquent for 90 days or more still accruing interest as a percentage of total loans and OREO	0.26%	0.13%	0.13%	0.11%	0.12%
Total NPAs, loans delinquent for 90 days or more and restructured loans still accruing interest as a percentage of total loans and OREO	0.30%	0.17%	0.18%	0.17%	0.17%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$5,313	$5,251	$4,220	$4,983	$5,336
Additions	7,105	1,609	2,162	1,072	1,881
Reductions:
Payments	(290)	(505)	(198)	(329)	(285)
Return to accrual status	(212)	(14)	(44)	(616)	(979)
Net charge-offs, valuation and other adjustments	(855)	(1,028)	(889)	(890)	(970)
Total reductions	(1,357)	(1,547)	(1,131)	(1,835)	(2,234)
Balance at end of quarter	$11,061	$5,313	$5,251	$4,220	$4,983

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Allowance for Credit Losses on Loans
(Unaudited)	TABLE 9

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,
(Dollars in thousands)	2023	2023	2022	2022	2022	2023	2022
Allowance for credit losses:
Balance at beginning of period	$63,099	$63,738	$64,382	$65,211	$64,754	$63,738	$68,097

Provision (credit) for credit losses on loans	4,135	1,615	1,032	731	1,456	5,750	(1,475)

Charge-offs:
Commercial, financial and agricultural - Other	362	779	678	550	487	1,141	741
Consumer	3,873	2,686	1,881	1,912	1,390	6,559	2,606
Total charge-offs	4,235	3,465	2,559	2,462	1,877	7,700	3,347

Recoveries:
Commercial, financial and agricultural - Other	125	250	210	220	215	375	565
Real estate:
Construction	—	—	—	14	62	—	62
Residential mortgage	7	53	133	14	36	60	148
Home equity	15	—	—	36	—	15	—
Consumer	703	908	540	618	565	1,611	1,161
Total recoveries	850	1,211	883	902	878	2,061	1,936
Net charge-offs	3,385	2,254	1,676	1,560	999	5,639	1,411
Balance at end of period	$63,849	$63,099	$63,738	$64,382	$65,211	$63,849	$65,211

Average loans, net of deferred fees and costs	$5,543,398	$5,525,988	$5,498,800	$5,355,088	$5,221,300	$5,534,741	$5,168,076
Annualized ratio of net charge-offs to average loans	0.24%	0.16%	0.12%	0.12%	0.08%	0.20%	0.05%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 10

To supplement our consolidated financial statements presented in accordance with GAAP, the Company also uses non-GAAP financial measures in addition to our GAAP results. The Company believes non-GAAP financial measures may provide useful information for evaluating our cash operating performance, ability to service debt, compliance with debt covenants and measurement against competitors. This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be comparable to similarly entitled measures reported by other companies.

The Company believes that pre-provision net revenue ("PPNR"), a non-GAAP financial measure, is useful as a tool to help evaluate the ability to provide for credit costs through operations. The following tables set forth a reconciliation of our PPNR and our PPNR to average assets for each of the periods indicated:

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,
(Dollars in thousands)	2023	2023	2022	2022	2022	2023	2022
Net income	$14,475	$16,187	$20,181	$16,715	$17,594	$30,662	$37,032
Add: Income tax expense	4,472	5,059	6,700	5,919	6,184	9,531	12,222
Pre-tax income	18,947	21,246	26,881	22,634	23,778	40,193	49,254
Add: Provision (credit) for credit losses	4,319	1,852	571	362	989	6,171	(2,206)
PPNR	$23,266	$23,098	$27,452	$22,996	$24,767	$46,364	$47,048

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,
(Dollars in thousands)	2023	2023	2022	2022	2022	2023	2022
Net income	$14,475	$16,187	$20,181	$16,715	$17,594	$30,662	$37,032
Net income (annualized)	57,900	64,748	80,724	66,860	70,376	61,324	74,064
PPNR	23,266	23,098	27,452	22,996	24,767	46,364	47,048
PPNR (annualized)	93,064	92,392	109,808	91,984	99,068	92,728	94,096
Average assets	7,463,629	7,443,767	7,389,712	7,320,751	7,309,939	7,453,753	7,325,042
Return on average assets ("ROA")	0.78%	0.87%	1.09%	0.91%	0.96%	0.82%	1.01%
PPNR to average assets	1.25%	1.24%	1.49%	1.26%	1.36%	1.24%	1.28%